                                                                    Exhibit 10.4

                                    SUBLEASE

      THIS SUBLEASE (this "Sublease") is dated for reference purposes as of April ___, 2004, and is made by and between Xenoport, Inc., a Delaware corporation ("Sublandlord"), and ILYPSA, Inc., a Delaware corporation ("Subtenant"). Sublandlord and Subtenant hereby agree as follows:

      1. RECITALS: This Sublease is made with reference to the fact that Sobrato Interests, as "Landlord," ("Master Landlord") and Sublandlord, as "Tenant," are parties to that certain Lease dated September 24, 2001 (the "Master Lease") with respect to those certain premises consisting of approximately 102,759 square feet described therein (the "Master Premises") located at 3410 Central Expressway, Santa Clara, California. A copy of the Master Lease is attached hereto as Exhibit A. Capitalized terms used and not defined herein shall have the meaning ascribed to them in the Master Lease. Sublandlord represents and warrants to Subtenant that (i) the Master Lease attached hereto is a true and correct copy of the Master Lease, has not been amended, and is in full force and effect, and (ii) neither Sublandlord nor Master Landlord is in default thereof.

      2. SUBLEASED PREMISES: Subject to the terms and conditions of this Sublease, Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, a portion of the Master Premises consisting of approximately 20,489 rentable square feet as more particularly shown on Exhibit B attached hereto (the "Subleased Premises").

      3. TERM:

            A. TERM. The term (the "Term") of this Sublease shall be for the period commencing on May 1, 2004 (the "Commencement Date") and ending April 30, 2006 unless this Sublease is sooner terminated pursuant to its terms or the Master Lease is sooner terminated pursuant to its terms (the "Expiration Date").

            B. EARLY OCCUPANCY. Following the date by which Master Landlord provides its written consent to this Sublease, provided Subtenant has provided Sublandlord with the insurance certificates evidencing the insurance required under Paragraph 21 of this Sublease, Subtenant shall be entitled to access the Subleased Premises for the sole purpose of installing its furniture, equipment, telecommunications systems and trade fixtures. Such occupancy shall be subject to all of the terms of the Sublease except the obligation to pay Rent.

            C. NO OPTIONS TO EXTEND OR EXPAND. Except as specifically set forth in Paragraph 30 of this Sublease, Subtenant shall not have any options to extend or renew the term of the Sublease or any options to expand the Subleased Premises.

      4. RENT.

            A. BASE RENT. Commencing on the Commencement Date and continuing each month throughout the Term of this Sublease, Subtenant shall pay to Sublandlord as base rent ("Base Rent") monthly installments as follows:

          Months                      Base Rent per Month
--------------------------            -------------------
           1-12                           $52,000.00

           13-24                          $66,589.25

25-36 (if option exercised)               $66,589.25

Base Rent and Additional Rent, as defined in Paragraph 4.B below, (collectively, hereinafter "Rent") shall be paid in advance on or before the first (1st) day of each month. Rent for any period during the Term hereof which is for less than one (1) month of the Term shall be a pro rata portion of the monthly installment based on a thirty (30) day month. Rent shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America. Rent shall be paid directly to Sublandlord at the Master Premises, Attention: Chief Financial Officer, or such other address as may be designated in writing by Sublandlord.

            B. ADDITIONAL RENT. All monies other than Base Rent required to be paid by Subtenant under this Sublease shall be deemed additional rent ("Additional Rent"). The parties acknowledge that Base Rent for the initial Term of this Sublease already includes the Subleased Premises' share of the two percent (2%) management fee, "Common Area Costs", Master Landlord insurance and Building property taxes payable by the "Tenant" under the Master Lease. Accordingly, Subtenant shall not be responsible for such costs. Subtenant shall, however, be liable and shall pay prior to delinquency, all taxes and assessments levied against Subtenant's personal property and trade or business fixtures. Notwithstanding the foregoing, in the event any cost or expense is incurred by Sublandlord as a result of Subtenant's request for certain services (such as extra hours' charges, etc.), Subtenant shall pay the entire cost thereof.

      The parties further acknowledge that Subtenant is not responsible for any additional charges for (i) building standard HVAC to the Subleased Premises during regular business hours (i.e., Monday through Friday from 7:00 a.m. to 6:00 p.m. and excluding weekends) reasonably considered by Sublandlord to be standard for the comfortable use and occupancy of the Subleased Premises for general office purposes, (ii) general office and laboratory levels of electricity and water, and (iii) use of general laboratory levels of the house system (a) nitrogen, (b) DI water, (c) vacuum, (d) compressed dry air and (e) carbon dioxide gas. Notwithstanding the foregoing, in the event Sublandlord reasonably determines that Subtenant is using utilities to the Subleased Premises in excess of that used by Sublandlord in the balance of the Master Premises on a per square foot occupied basis, then Sublandlord may charge Subtenant for such excess utilities as reasonably determined by Sublandlord.

            C. PREPAYMENT OF RENT. Upon execution hereof by Subtenant, Subtenant shall pay to Sublandlord the sum of Fifty-Two Thousand Dollars ($52,000), which shall constitute Base Rent for the first (1st) month of the Term.

      5. SECURITY DEPOSIT: Upon execution of this Sublease, Subtenant shall deposit with Sublandlord Seventy Thousand Dollars ($70,000) in cash as security for the performance by Subtenant of its obligations under this Sublease, and not as a prepayment of rent (the "Security Deposit"). If Subtenant defaults under this Sublease, Sublandlord may apply all or any part of the Security Deposit for the payment of any rent or other sum in default, the repair of any damage to the Subleased Premises caused by Subtenant or the payment of any other amount which Sublandlord may spend or become obligated to spend by reason of Subtenant's default or to compensate Sublandlord for any other loss or damage which Sublandlord may suffer by reason of Subtenant's default to the full extent permitted by law. Subtenant hereby waives any restriction on the use or application of the Security Deposit by Sublandlord as set forth in California Civil Code Section

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1950.7. To the extent any portion of the Security Deposit is used, Subtenant shall within five (5) days after demand from Sublandlord restore the Security Deposit to its full amount. Sublandlord may keep the Security Deposit in its general funds and shall not be required to pay interest to Subtenant on the deposit amount. If Subtenant shall perform all of its obligations under this Sublease and return the Subleased Premises to Sublandlord at the end of the Term, Sublandlord shall return all of the remaining Security Deposit to Subtenant within thirty (30) days after the end of the Term. The Security Deposit shall not serve as an advance payment of rent or a measure of Sublandlord's damages for any default under this Sublease. Subtenant covenants and agrees that it shall not assign or encumber or attempt to assign or encumber the Security Deposit and neither Sublandlord nor its successors or assigns shall be bound by any such agreement, encumbrance, attempted assignment or attempted encumbrance.

      6. LATE CHARGE: If Subtenant fails to pay Sublandlord any amount due hereunder on or before the fifth (5th) day after written notice from Sublandlord that such amount is past due, Subtenant shall pay to Sublandlord upon demand a late charge equal to five percent (5%) of the delinquent amount. The parties agree that the foregoing late charge represents a reasonable estimate of the cost and expense which Sublandlord will incur in processing each delinquent payment. Sublandlord's acceptance of any interest or late charge shall not waive Subtenant's default in failing to pay the delinquent amount.

      7. HOLDOVER: Subtenant acknowledges that it is critical that Subtenant surrender the Subleased Premises on or before the expiration or earlier termination of the Sublease in accordance with the terms of this Sublease. Accordingly, Subtenant shall indemnify, defend and hold harmless Sublandlord from and against all losses, costs, claims, liabilities and damages resulting from Subtenant's failure to surrender the Subleased Premises on or before the expiration or earlier termination of the Sublease in the condition required under the terms of this Sublease (including, without limitation, any liability or damages sustained by Sublandlord as a result of a holdover of the Master Premises by Sublandlord occasioned by the holdover of the Subleased Premises by Subtenant). In addition, Subtenant shall pay Sublandlord holdover rent equal to one hundred fifty percent (150%) of Base Rent plus any Additional Rent payable hereunder for any period from the Expiration Date through the date Subtenant surrenders the Subleased Premises in the condition required hereunder.

      8. "AS IS" CONDITION: The parties acknowledge and agree that Subtenant is subleasing the Subleased Premises on an "AS IS" basis, and that Sublandlord has made no representations or warranties, express or implied, whatsoever (except as otherwise specifically set forth herein), with respect to the Subleased Premises, including, without limitation, any representation or warranty as to the suitability of the Subleased Premises for Subtenant's intended use or any representation or warranty made by Master Landlord under the Master Lease. Except as specifically set forth in Paragraph 16 of this Sublease, Sublandlord shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Subleased Premises, including, without limitation, any improvement or repair required to comply with any law, regulation, building code or ordinance (including the Americans with Disabilities Act of 1990, as may be amended ("ADA")). Subtenant hereby expressly waives the provisions of subsection 1 of Section 1932 and Sections 1941 and 1942 of the Civil Code of California and all rights to make repairs at the expense of Sublandlord as provided in Section 1942 of said Civil Code. Section 17 of the Master Lease, to the extent incorporated herein pursuant to Paragraph 28, shall apply with respect to Subtenant's obligations to comply with laws or regulations affecting the Subleased Premises. In addition, Subtenant shall not be responsible for any noncompliance with law in the Subleased Premises resulting from alterations and improvements constructed by Sublandlord in the Subleased Premises nor shall Subtenant be responsible for remediation of Hazardous Materials (as defined in the Master Lease) in the Subleased Premises except to the extent of Hazardous Materials used or released by Subtenant. With respect to ADA access to the Subleased Premises, when reasonably necessary (and only when reasonably necessary), Sublandlord shall make available to

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Subtenant during normal business hours access through the main lobby and elevators for the purposes of ingress and egress to and from the Subleased Premises only, subject to Sublandlord's reasonable security measures. Notwithstanding the foregoing, Sublandlord represents that to its current actual knowledge, the building systems and fume hoods serving the Subleased Premises are in operating condition. In the event, however, that the HVAC, air handlers and fume hoods exclusively serving the Subleased Premises are not in operating condition and a major repair is required to make such HVAC, air handlers and fume hoods operational within thirty (30) days of Commencement Date, provided Subtenant has provided Sublandlord written notice of such necessary major repair prior to the expiration of such thirty (30)-day period, Sublandlord shall make such repair or cause such repair to be made at no cost to Subtenant.

      9. MASTER LANDLORD'S OBLIGATIONS: Sublandlord shall have no obligation to perform any repairs or any other obligation of Master Landlord required to be performed by Master Landlord under the terms of the Master Lease (including, without limitation, Master Landlord's obligations under Sections 11, 12, 17, 18, 28, 30 and 32 of the Master Lease and Master Landlord's obligation to comply with laws and carry building insurance). Sublandlord shall, however, request performance of the same in writing from Master Landlord promptly after being requested to do so by Subtenant, and shall use Sublandlord's reasonable efforts (not including the payment of monies, the incurring of any liabilities, or the institution of legal proceedings) to obtain Master Landlord's performance.

      10. REPAIR AND MAINTENANCE: Subtenant shall, at its sole cost, be responsible for all of "Tenant's" obligations under Section 11.E of the Master Lease with respect to the Subleased Premises except that Subtenant shall not be responsible for repairing the HVAC serving the Building in general, elevator and roof membrane except to the extent of any damage caused by any act or omission of Subtenant or its employees, agents, contractors or invitees. Subtenant shall, however, be responsible for the maintenance of all HVAC and air handlers exclusively serving the Subleased Premises. To the extent such HVAC and/or air handlers are required to be replaced at Sublandlord's reasonable discretion, except to the extent caused by Subtenant's or Subtenant's agents', employees', contractors' or invitees' act or omission, Sublandlord shall complete or cause Master Landlord to complete such replacement, and Subtenant shall pay that portion of the cost equal to the product of such total cost multiplied by a fraction, the numerator of which is the number of months remaining in the Term, the denominator of which is the useful life (in months) of the replacement. In the event Subtenant exercises the Extension Option, Subtenant shall at the time of exercise pay an additional twelve (12) months' share of such cost.

      11. RIGHT TO CURE DEFAULTS: If Subtenant fails to pay any sum of money to Sublandlord, or fails to perform any other act on its part to be performed hereunder, then Sublandlord may, but shall not be obligated to, make such payment or perform such act upon ten (10) days prior written notice to Subtenant. All such sums paid, and all reasonable costs and expenses of performing any such act, shall be deemed Additional Rent payable by Subtenant to Sublandlord upon ten (10) days written demand, together with interest thereon at the lesser of (i) ten percent (10%) per annum or (ii) the maximum rate allowable under law (the "Interest Rate") from the date of the written demand until repaid.

      12. ASSIGNMENT AND SUBLETTING: Subtenant may not assign any interest in this Sublease (by operation of law or otherwise), sublet any of the Subleased Premises, transfer any interest of Subtenant therein or permit any use of the Subleased Premises by another party (collectively, "Transfer"), without the prior written consent of Sublandlord and Master Landlord. Sublandlord's consent shall not be unreasonably withheld, provided, however, Sublandlord's withholding of consent shall in all events be deemed reasonable if for any reason Master Landlord's consent is not obtained. A consent to one Transfer shall not be deemed to be a consent to any subsequent Transfer. Any Transfer without such consent shall be void and, at the option of Sublandlord, shall be a material default under this Sublease. Sublandlord's waiver or consent to any assignment or subletting shall be ineffective unless set forth in writing, and Subtenant shall not be relieved from any of its obligations under this Sublease. Notwithstanding the foregoing, so long as Subtenant otherwise complies with the provisions of Section 29 of the Master Lease, Subtenant may assign the Sublease, without Sublandlord's prior consent (but subject to Master Landlord's consent to the extent required under the Master Lease), to (i) any corporation which controls, is controlled by, or is under common control with the original Subtenant to this Sublease by means of an ownership interest of more than 50%; (ii) a corporation which results from a merger, consolidation or other reorganization in which Subtenant is not the surviving corporation, so long as the surviving corporation has a net worth at the time of such assignment that is equal to or greater than the net worth of Subtenant immediately prior to such transaction; and (iii) a corporation which purchases or otherwise acquires all or substantially all of the assets of Subtenant so long as such acquiring corporation has a net worth at the time of such assignment that is equal to or greater than the net worth of Subtenant immediately prior to such transaction.

      13. USE:

            A. Subtenant may use the Subleased Premises for general office and laboratory research, development and testing, light manufacturing and related legal uses (including vivarium use once constructed) and for no other purpose whatsoever.

            B. Subtenant shall comply with all reasonable rules and regulations promulgated from time to time by Master Landlord or Sublandlord.

      14. ENVIRONMENTAL MATTERS:

            A. Concurrently with the execution of this Sublease, Sublandlord and Subtenant shall execute and deliver an Environmental Matters Agreement in the form attached hereto as Exhibit C (the "Environmental Matters Agreement"). Sublandlord and Subtenant agree to be bound by and to comply with all of the terms and conditions of the Environmental Matters Agreement and perform their respective obligations thereunder.

            B. The provisions of this Paragraph 14 of the Sublease shall survive the termination of the Sublease.

      15. EFFECT OF CONVEYANCE: As used in this Sublease, the term "Sublandlord" means the holder of the "Tenant's" interest under the Master Lease. In the event of any assignment or transfer of the Tenant's interest under the Master Lease, which assignment or transfer may occur at any time during the Term hereof in Sublandlord's sole discretion, Sublandlord shall be and hereby is entirely relieved of all covenants and obligations of Sublandlord hereunder to the extent the transferee has assumed all of such covenants and obligations hereunder, and it shall be deemed and construed, without further agreement between the parties hereto, that any transferee has assumed and shall carry out all covenants and obligations thereafter to be performed by Sublandlord hereunder. Sublandlord shall transfer and deliver any security of Subtenant to the transferee of the Tenant's interest under the Master Lease, and thereupon Sublandlord shall be discharged from any further liability with respect thereto.

      16. SUBLANDLORD WORK AND VIVARIUM:

            A. SUBLANDLORD WORK: Sublandlord shall construct at its sole cost and expense (i) entry doors to the Sub1eased Premises as shown on Exhibit D attached hereto and (ii) an access card reader for the entry to the Subleased Premises (collectively, the "Sublandlord Work"). Sublandlord shall commence the Sublandlord Work as soon as reasonably practicable after Master Landlord has consented to this Sublease and shall use reasonable efforts to complete the Sublandlord Work by the Commencement Date or as soon thereafter as reasonably practicable without requiring overtime work. The Sublease shall not be void or voidable, the Commencement Date shall not be delayed, nor shall Sublandlord be liable to Subtenant for any loss or damage, by reason of delays in the completion of the Sublandlord Work. Rent hereunder shall commence with respect to the entire Subleased Premises on the Commencement Date notwithstanding any delay in the construction of the Sublandlord Work.

            B. VIVARIUM:

                  (a) Sublandlord shall construct a vivarium (the "Vivarium") in the portion of the Subleased Premises on the first floor of the Building in accordance with the plans and specifications described on Exhibit E attached hereto. Sublandlord's obligation to construct the Vivarium shall be subject to receipt of Master Landlord's consent to the Vivarium and such plans and specifications. If Sublandlord requests any changes to such plans, Subtenant shall not unreasonably withhold its consent to such changes. In the event of a disagreement in such changes, Sublandlord's good faith determination of such changes shall control so long as the Vivarium is substantially similar in quality to the vivarium currently existing in the Master Premises. Sublandlord shall use reasonable efforts to complete construction of the Vivarium prior to January 1, 2005. However, the Sublease shall not be void or voidable, the Commencement Date shall not be delayed, Rent shall not abate, nor shall Sublandlord be liable to Subtenant for any loss or damage, by reason of delays in the completion of the Sublandlord Work.

                  (b) Subtenant shall be responsible for payment of one-third (1/3) of the cost to design and construct the Vivarium. Subtenant shall pay its portion of such cost on a monthly basis as such costs are incurred within twenty
(20) days after receiving Sublandlord's invoice therefor. The cost of the Vivarium shall include, without limitation, all of the following: (i) all costs of preliminary space planning and final architectural and engineering plans and specifications, and architectural fees, engineering costs and fees, and other costs associated with completion of said plans; (ii) all costs of obtaining building permits and other necessary authorizations and approvals and other applicable agencies and jurisdictions; (iii) all costs of interior design and finish schedule plans and specifications including as-built drawings; (iv) all direct and indirect costs of procuring, constructing and installing the Vivarium, including, but not limited to, all labor and materials; and (v) all fees payable to the general contractor and architect. If, prior to construction, Sublandlord reasonably estimates that Subtenant's portion of the total cost of the Vivarium shall exceed $175,000, then Subtenant shall have the right to elect, prior to commencement of construction but no later than five (5) days from the date of notice of such estimate, not to have the Vivarium constructed in which event Subtenant shall reimburse Sublandlord for all costs incurred in connection with the planning and designing of the Vivarium.

      17. SERVER ROOM: Subtenant shall be entitled to use a small portion of the server room in the Master Premises (such portion to be designated by Sublandlord) to place and operate minor computer server equipment. The scope of Subtenant's use shall be subject to Sublandlord's prior approval, which shall not be unreasonably withheld so long as such use does not adversely affect Sublandlord's use of the server room for Sublandlord's operations. Subtenant's access to the server room shall be subject to Sublandlord's reasonable

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security measures and shall be subject to the following: (a) Subtenant shall be limited to one (1) representative (to be designated by Subtenant) at a time having such access to the server room; (b) Subtenant's access shall be limited to regular business hours designated by Sublandlord; (c) Subtenant's access after such hours shall be by appointment only made with an IT representative of Sublandlord to be designated by Sublandlord.

      18. DELIVERY AND ACCEPTANCE: Subject to Paragraph 8 of this Sublease, Sublandlord shall deliver the Subleased Premises in their "AS IS" condition. This Sublease shall not be void or voidable, nor shall Sublandlord be liable to Subtenant for any loss or damage, by reason of delays in the Commencement Date, delays in the completion of the Sublandlord Work or delays in Sublandlord delivering the Subleased Premises to Subtenant for any reason whatsoever; provided, however, that Rent shall abate until Sublandlord delivers possession of the Subleased Premises to Subtenant (which delivery may occur prior to the substantial completion of the Sublandlord Work). The parties hereto acknowledge that the construction of the Sublandlord Work may occur after the Commencement Date and after the Subleased Premises are delivered to Subtenant and that such construction or any delay in such construction shall not entitle Subtenant to abate Rent or to terminate the Sublease.

      19. IMPROVEMENTS: Subtenant shall not make any alterations or improvements to the Subleased Premises (i) without the prior written consent of both Master Landlord and Sublandlord and (ii) except in accordance with the Master Lease. Sublandlord's consent thereto shall not be unreasonably withheld; provided, however, Sublandlord's withholding of consent shall in all events be deemed reasonable if for any reason Master Landlord's consent to the same is not obtained. Sublandlord may require that any such improvements so constructed by Subtenant be removed by Subtenant (and the area restored in its condition and configuration as of the Commencement Date), at Subtenant's expense, prior to the Expiration Date, and Subtenant shall repair any damage or injury to the Subleased Premises caused thereby. Sublandlord shall provide Subtenant with notice of such removal requirement no later than March 1, 2006. Sublandlord may instead at such time elect to require that Subtenant leave such improvements in the Subleased Premises. Subject to Master Landlord's approval, Sublandlord hereby approves of the described on Exhibit G hereto.

      20. RELEASE AND WAIVER OF SUBROGATION: Notwithstanding anything to the contrary in this Sublease, the parties hereto release each other and their respective agents, employees, successors and assigns from all liability for damage to any property that is actually covered by property insurance in force or which would normally be covered by full replacement value "Special Form" property insurance, without regard to the negligence or willful misconduct of the entity so released. Each party shall cause each insurance policy it obtains to include a waiver of subrogation regarding the liabilities released hereby. Sublandlord shall not be liable to Subtenant, nor shall Subtenant be entitled to terminate this Sublease or to abate Rent for any reason, including, without limitation, (i) failure or interruption of any utility system or service or (ii) failure of Master Landlord to maintain the Subleased Premises as may be required under the Master Lease. Failure by Sublandlord to perform any defined services, or any cessation thereof, when such failure is caused by accident, breakage, repairs, strikes, lockout or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar, beyond the reasonable control of Sublandlord, shall not render Sublandlord liable in any respect for damages to either person or property, nor be construed as an eviction of Subtenant, nor cause an abatement of rent nor relieve Subtenant from fulfillment of any covenant or agreement hereof. In no event shall Sublandlord be liable to Subtenant for any lost profit, damage to or loss of business or any form of special, indirect or consequential damage.

      21. INSURANCE: Subtenant shall obtain and keep in full force and effect, at Subtenant's sole cost and expense, during the Term the insurance required to be carried by the "Tenant" under the Master Lease as incorporated herein, except that reference to "$5,000,000.00" in Section 12.C of the Master Lease shall be

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deemed to be "$2,000,000.00" for the purposes of this Paragraph so long as
Master Landlord approves of such reduced insurance requirement with respect to Subtenant's insurance. Subtenant shall include Sublandlord and Master Landlord as an additional insured in any policy of insurance carried by Subtenant in connection with this Sublease and shall provide Sublandlord with certificates of insurance upon Sublandlord's request.

      22. DEFAULT: Subtenant shall be in material default of its obligations under this Sublease if any of the following events occur:

            A. Subtenant fails to pay any Rent within seven (7) days after written notice of nonpayment;

            B. Subtenant fails to perform any term, covenant or condition of this Sublease (except those requiring payment of Rent) and fails to cure such breach within twenty (20) days after delivery of a written notice specifying the nature of the breach; provided, however, that if the nature of such breach is such that the same cannot reasonably be cured within such twenty (20) day period, Subtenant shall not be deemed to be in default if Subtenant shall within such period commence such cure and thereafter diligently prosecute the same to completion;

            C. Subtenant fails to perform any term, covenant or condition of the Environmental Matters Agreement and fails to cure such breach within ten (10) days after delivery of a written notice specifying the nature of the breach;

            D. the bankruptcy or insolvency of Subtenant, transfer by Subtenant in fraud of creditors, an assignment by Subtenant for the benefit of creditors, or the commencement of any proceedings of any kind by or against Subtenant under any provision of the Federal Bankruptcy Act or under any other insolvency, bankruptcy or reorganization act unless, in the event any such proceedings are involuntary, Subtenant is discharged from the same within thirty (30) days thereafter;

            E. the appointment of a receiver for a substantial part of the assets of Subtenant, which receiver is not discharged within thirty (30) days;

            F. the levy upon this Sublease or any estate of Subtenant hereunder by any attachment or execution and the failure within thirty (30) days thereafter to have such attachment or execution vacated or such other action taken with respect thereto so as to put Sublandlord at no risk of having an unconsented transfer of this Sublease;

            G. Subtenant abandons the Subleased Premises; or

            H. Subtenant commits any other act or omission which could constitute a default under the Master Lease.

      23. REMEDIES: In the event of any default by Subtenant, Sublandlord shall have all remedies provided to the "Landlord" under Sections 22.A, 22.B, 22.C and 22.D of the Master Lease as if a default and breach beyond applicable notice and cure periods had occurred thereunder and all other rights and remedies otherwise available at law and in equity. Sublandlord may resort to its remedies cumulatively or in the alternative. Without limiting the generality of the foregoing, Sublandlord shall have the remedy described in California Civil Code
Section 1951.4 (Sublandlord may continue the Sublease in effect after Subtenant's

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breach and abandonment and recover rent as it becomes due, if Subtenant has right to sublet or assign, subject only to reasonable limitations).

      24. SURRENDER: On or before the Expiration Date or any sooner termination of this Sublease, Subtenant shall remove all of its trade fixtures, personal property and all alterations constructed by Subtenant in the Subleased Premises which are required to be removed under the terms of this Sublease or the Master Lease and shall surrender the Subleased Premises to Sublandlord in the same condition as received as of the Commencement Date, reasonable wear and tear and damage by casualty or condemnation excepted, with all of Subtenant's obligations under Section 4(c) of the Environmental Matters Agreement performed and completed. Subtenant shall repair any damage to the Subleased Premises caused by Subtenant's removal of its personal property, furnishings and equipment. If the Subleased Premises are not so surrendered, then Subtenant shall be liable to Sublandlord for all costs incurred by Sublandlord in returning the Subleased Premises to the required condition, plus interest thereon at the Interest Rate.

      25. BROKER: Sublandlord and Subtenant each represent to the other that they have dealt with no real estate brokers, finders, agents or salesmen in connection with this transaction other than CRESA Partners. Subtenant agrees to indemnify and hold Sublandlord harmless from and against all claims for brokerage commissions, finder's fees or other compensation made by any other agent, broker, salesman or finder as a consequence of Subtenant's actions or dealings with such other agent, broker, salesman, or finder.

      26. NOTICES: Unless at least five (5) days' prior written notice is given in the manner set forth in this paragraph, the address of each party for all purposes connected with this Sublease shall be that address set forth below their signatures at the end of this Sublease. All notices, demands or communications in connection with this Sublease shall be properly addressed and delivered as follows: (a) personally delivered; or (b) submitted to an overnight courier service, charges prepaid; or (c) deposited in the mail (certified, return-receipt requested, and postage prepaid). Notices shall be deemed delivered upon receipt, if personally delivered, one (1) business day after being so submitted to an overnight courier service and two (2) business days after deposit in the United States mail, if mailed as set forth above. All notices given to Master Landlord under the Master Lease shall be considered received only when delivered in accordance with the Master Lease.

      27. FURNITURE & EQUIPMENT. During the Term of the Sublease, Subtenant shall have the right to use the furniture and equipment currently existing in the Subleased Premises and outlined on Exhibit F attached hereto (the "Furniture and Equipment"). Such Furniture and Equipment is provided by Sublandlord in their "AS IS" condition, with all faults and defects, and Subtenant shall use such Furniture at Subtenant's sole risk. No representations or warranties whatsoever as to the Furniture and Equipment's condition or fitness for a particular purpose, express or implied, are made by Sublandlord. Subtenant shall maintain and repair the Furniture and Equipment, and shall surrender the Furniture and Equipment at the expiration or earlier termination of the Sublease, in the same condition as received by Subtenant subject to ordinary wear and tear and free of any Hazardous Materials contamination caused by Subtenant. If Subtenant shall use the phone system included in the Furniture and Equipment, Subtenant shall arrange for and pay the costs of the phone services directly to the current service provider. In such event, Subtenant shall utilize the current vendor to upgrade the system for additional users.

      28. OTHER SUBLEASE TERMS:

            A. INCORPORATION BY REFERENCE. Except as set forth below and except as otherwise provided in this Sublease, the terms and conditions of this Sublease shall include all of the terms of the Master

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

Lease and such terms are incorporated into this Sublease as if fully set forth herein, except that: (i) each reference in such incorporated sections to "Lease" shall be deemed a reference to this "Sublease"; (ii) each reference to the "Premises" shall be deemed a reference to the "Subleased Premises", and each reference to "Base Monthly Rent" shall be deemed a reference to "Base Rent";
(iii) each reference to "Landlord" shall be deemed a reference to "Sublandlord" and each reference to "Tenant" shall be deemed a reference to "Subtenant", except as otherwise expressly set forth herein; (iv) with respect to work, services, utilities, electricity, repairs (or damage caused by Master Landlord), restoration, insurance, indemnities, reimbursements, representations, warranties or the performance of any other obligation of "Landlord" under the Master Lease, whether or not incorporated herein, the sole obligation of Sublandlord shall be to request the same in writing from Master Landlord as and when requested to do so by Subtenant, and to use Sublandlord's reasonable efforts (not including the payment of money, the incurring of any liabilities, or the institution of legal proceedings) to obtain Master Landlord's performance; (v) with respect to any obligation of Subtenant to be performed under this Sublease, wherever the Master Lease grants to "Tenant" a specified number of days to perform its obligations under the Master Lease (including, without limitation, curing any defaults), except as otherwise provided herein, Subtenant shall have three (3) fewer days to perform the obligation or one-half the time period permitted under the Master Lease, which ever allows Subtenant the greater amount of time; (vi) with respect to any approval required to be obtained from the "Landlord" under the Master Lease, such approval must be obtained from both Master Landlord and Sublandlord, and Sublandlord's withholding of approval shall in all events be deemed reasonable if for any reason Master Landlord's approval is not obtained; (vii) in any case where the "Landlord" reserves or is granted the right to manage, supervise, control, repair, alter, regulate the use of, enter or use the Premises or any areas beneath, above or adjacent thereto, such reservation or grant of right of entry shall be deemed to be for the benefit of both Master Landlord and Sublandlord; (viii) in any case where "Tenant" is to indemnify, release or waive claims against "Landlord", such indemnity, release or waiver shall be deemed to run from Subtenant to both Master Landlord and Sublandlord;
(ix) in any case where "Tenant" is to execute and deliver certain documents or notices to "Landlord", such obligation shall be deemed to run from Subtenant to both Master Landlord and Sublandlord; and (x) the following modifications shall be made to the Master Lease as incorporated herein:

                  (a) the following provisions of the Master Lease are not incorporated herein: Sections 1, 2, 3, 4, 5, 6, 7, 8 (fifth sentence), 10 (except second through seventh sentences), 11, 12.B, 12.C, 13, 14, 17 (last sentence), 18, 20, 22 (first paragraph), 26, 29.A (fifth and sixth sentences), 31, 32 (second paragraph), 34, 37, 38, 40, 41 (second sentence), 42.B, 43,
Exhibit A, Exhibit B, Exhibit C, and Schedule 1;

                  (b) reference to "Landlord" in the following provisions of the Master Lease shall be deemed a reference to "Master Landlord" only: Sections 19.B (second sentence), 28.A (first, second, and fifth sentences) and 28.B;

                  (c) reference to "Permitted Alterations" in the Master Lease shall be deleted for purposes of incorporation herein;

                  (d) With respect to the excess rent and other consideration described in Section 29.B of the Master Lease incorporated herein, after Master Landlord has received its share of such excess rent and other consideration from Subtenant pursuant to Section 29.B of the Master Lease, Subtenant shall pay to Sublandlord fifty percent (50%) of any remaining excess rent and other consideration as calculated using the formula in Section 29.B of the Master Lease as incorporated herein (except that references therein to "Base Monthly Rent" shall be deemed a reference to "Base Rent" under this Sublease).

                  (e) the phrase "subject to the provisions of paragraph 31" in
Section 35 of the Master Lease shall be replaced with "subject to the provisions of Paragraph 15 of this Sublease" for purposes of incorporation herein;

                  (f) the phrase "and all of the parties hereto shall be jointly and severally liable hereunder" in Section 35 of the Master Lease shall be deleted for purposes of incorporation herein; and

                  (g) any right to abate rent provided to Subtenant through incorporation of the provisions of the Master Lease shall not exceed the rent actually abated under the Master Lease with respect to the Subleased Premises.

            B. ASSUMPTION OF OBLIGATIONS. This Sublease is and at all times shall be subject and subordinate to the Master Lease and the rights of Master Landlord thereunder. Subtenant hereby expressly assumes and agrees: (i) to comply with all provisions of the Master Lease (as incorporated herein or as otherwise set forth in the Sublease); and (ii) to perform all the obligations on the part of the "Tenant" to be performed under the terms of the Master Lease (as incorporated herein or as otherwise set forth in the Sublease) with respect to the Subleased Premises during the Term of this Sublease. In the event the Master Lease is terminated for any reason whatsoever, this Sublease shall terminate simultaneously with such termination without any liability of Sublandlord to Subtenant. Sublandlord, however, shall not voluntarily terminate the Master Lease (unless Subtenant receives nondisturbance from the Master Landlord) except pursuant to Sublandlord's rights under the Master Lease or under law (e.g., casualty, condemnation or default by Master Landlord) or cause the same to be terminated as a result of a default by Sublandlord under the Master Lease not caused by Subtenant's default under the Sublease. In the event of a conflict between the provisions of this Sublease and the Master Lease, as between Sublandlord and Subtenant, the provisions of this Sublease shall control.

      29. RIGHT TO CONTEST: If Sublandlord does not have the right to contest any matter in the Master Lease due to expiration of any time limit that may be set forth therein or for any other reason, then notwithstanding any incorporation of any such provision from the Master Lease in this Sublease, Subtenant shall also not have the right to contest any such matter.

      30. OPTIONS TO EXTEND. Provided (1) Subtenant is not in default of any term or provision of this Sublease and (2) Subtenant has not assigned this Sublease or sublet any portion of the Subleased Premises, then Subtenant shall have one (1) option (the "Extension Option") to extend the Term for an additional one (1) year period commencing on the original Expiration Date of this Sublease and ending the earlier of (i) April 30, 2007 or (ii) the date this Sublease is sooner terminated pursuant to its terms or the Master Lease is sooner terminated pursuant to its terms (the "Extension Period"), by giving Sublandlord written notice of exercise of the Extension Option no later than December 31, 2005. The Extension Period shall be on the same terms and conditions of this Sublease, including Base Rent in the amount of Sixty-Six Thousand Five Hundred Eighty-Nine and 25/100 Dollars ($66,589.25) per month, except that Subtenant shall no longer have the Extension Option. The Extension Option described in this Paragraph 30 is personal to ILYPSA, Inc. and are not exercisable by or for any other party.

      31. SERVICES: Sublandlord shall provide reasonable cage-wash and glass-wash services to Subtenant. Sublandlord shall invoice Subtenant monthly for the cost of such services, and Subtenant shall pay such cost within ten (10) days of such invoices. Sublandlord disclaims all warranties, express or implied, including, but not limited to, the implied warranties of merchantability and fitness for a particular purpose, with respect to such services. Sublandlord makes no representations or warranties as to the quality, suitability or adequacy of the services for any purpose or use, and Sublandlord shall not be subject to any liability to Subtenant in connection with providing such services.

      32. SIGNAGE: Subtenant shall not place or permit to be placed in, upon or about the Subleased Premises signs, advertisements or notices without the written consent of both Master Landlord and Sublandlord. Sublandlord's consent may be withheld at Sublandlord's sole discretion. Any sign so placed on the Subleased premises shall be removed by Subtenant, at its expense, prior to the Expiration Date, and Subtenant shall repair any damage or injury to the Subleased Premises caused thereby. To the extent permitted by Master Landlord and subject to Sublandlord's and Master Landlord's approval of the location, design and specifications of the following signage, Subtenant shall be entitled to install, at its sole cost, (i) directional signage in the main lobby area of the Subleased Premises, (ii) signage on the currently existing monument signs identified on Exhibit H attached hereto, (iii) vinyl signage on the window of the lobby of the Subleased Premises. Sublandlord's approval of the foregoing shall not be unreasonably withheld; provided, however, Sublandlord's withholding of approval shall in all events be deemed reasonable if for any reason Master Landlord's permission and approval are not obtained. Any sign so installed by Subtenant shall be removed by Subtenant, at its expense, prior to the Expiration Date, and Subtenant shall repair any damage or injury to the Master Premises caused thereby.

      33. SECURITY SYSTEMS: Sublandlord shall provide Subtenant with card keys to access the Building and the Subleased Premises. Notwithstanding the foregoing, Subtenant acknowledges that Sublandlord is not responsible for the security of the Subleased Premises or the protection of Subtenant's property or Subtenant's employees, invitees or contractors, and that to the extent Subtenant determines that security or protection services are advisable or necessary, Subtenant shall arrange for and pay the costs of providing the same.

      34. PARKING: Subtenant shall be entitled to the non-exclusive use of sixty-four (64) unreserved parking spaces at no additional cost to Subtenant.

      35. CONDITIONS PRECEDENT: Notwithstanding anything to the contrary in this Sublease, this Sublease and Sublandlord's obligations hereunder are conditioned upon Sublandlord's receipt of the written consent of Master Landlord to this Sublease. If Sublandlord does not receive such consent on or before May 15, 2004, then either Subtenant or Sublandlord may terminate this Sublease by giving the other party written notice thereof prior to the date such consent is obtained, and upon such termination, Sublandlord shall return to Subtenant all prepaid rent and the Security Deposit.

      36. AMENDMENT: This Sublease may not be amended except by the written agreement of all parties hereto.

      37. NO DRAFTING PRESUMPTION: The parties acknowledge that this Sublease has been agreed to by both the parties, that both Sublandlord and Subtenant have consulted with attorneys with respect to the terms of this Sublease and that no presumption shall be created against Sublandlord because Sublandlord drafted this Sublease.

      38. GOVERNING LAW: This Lease shall be governed by and construed in accordance with California law.

      39. ATTORNEY'S FEES: If either Sublandlord or Subtenant shall bring any action or legal proceeding for the possession of the Subleased Premises, for an alleged breach of any provision of the

Sublease, to recover rent, to terminate the Sublease or otherwise to enforce, protect or establish any term or covenant of the Sublease, the prevailing party shall be entitled to recover reasonable attorneys' fees, court costs, and expert fees.

      40. ENTIRE AGREEMENT: This Sublease constitutes the entire agreement between the parties with respect to the subject matter herein, and there are no binding agreements or representations between the parties except as expressed herein. No subsequent change or addition to this Sublease shall be binding unless in writing and signed by the parties hereto.

      41. AUTHORITY: Subtenant represents and warrants that each individual executing this Sublease on behalf of Subtenant is duly authorized to execute and deliver this Sublease on behalf of Subtenant, in accordance with a duly adopted resolution of the Board of Directors of Subtenant or in accordance with the by-laws of Subtenant, and that this Sublease is binding upon Subtenant in accordance with its terms. Sublandlord represents and warrants that each individual executing this Sublease on behalf of Sublandlord is duly authorized to execute and deliver this Sublease on behalf of Sublandlord, in accordance with a duly adopted resolution of the Board of Directors of Sublandlord or in accordance with the by-laws of Sublandlord, and that this Sublease is binding upon Sublandlord in accordance with its terms.

      42. COUNTERPARTS: This Sublease may be executed in one (1) or more counterparts each of which shall be deemed an original but all of which together shall constitute one (1) and the same instrument. Signature copies may be detached from the counterparts and attached to a single copy of this Sublease physically to form one (1) document.

      IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

SUBLANDLORD:                                 SUBTENANT:

Xenoport, Inc.                               ILYPSA, Inc.
a Delaware corporation                       a Delaware corporation

By: /s/ William G. Harris                    By: /s/ Scott Rocklage
    ---------------------------------            ------------------------------
Print Name: William G. Harris                Print Name: Scott Rocklage

Title: Senior Vice President and CFO         Title: Chairman and President

Address:                                     Address

Xenoport, Inc.,                              ILYPSA, Inc.,
3410 Central Expressway                      3410 Central Expressway
Santa Clara, California                      Santa Clara, California
Attention: Chief Financial Officer           Attention: _______________________